Exhibit 10.4
ASSIGNMENT AND ASSUMPTION AGREEMENT
     WHIPPLE DEVELOPMENT CORPORATION, a South Carolina corporation (hereinafter referred to as “Assignor”), for and in consideration of the sum of Ten and NO/l00 ($10.00) Dollars, and other good and valuable considerations to it paid by EBANK MORTGAGE, LLC, a Georgia limited liability company (hereinafter referred to as “Assignee”), the receipt and sufficiency of which are hereby acknowledged, has ASSIGNED, SOLD and TRANSFERRED, and by these presents does ASSIGN, SELL and TRANSFER, unto Assignee, without any warranty whatsoever, expressed or implied, all of the following:
     Any and all of Assignor’s interests in and to the tenant lease by and between 2401 Lake Park Drive Associates, L.P., a Georgia limited partnership whose sole general partner is 2401 Lake Park Drive Holding Corp., a Georgia corporation (as “Landlord”) and Whipple Development Corporation (as “Tenant”) dated June 1, 1998, as amended by First Amendment to Lease between the parties, dated September 25, 2001 (hereinafter collectively referred to as the “Lease”), which Lease is for 2,430 rentable square feet of office space located on the 2nd floor of Park Centre Office Building at 2401 Lake Park Drive, Smyrna, Georgia 30080-8812 (hereinafter referred to as the “Property”). A copy of the entire Lease is attached hereto as Exhibit “A”.
     As a part of the consideration to Assignor for the assignment, transfer and sale of the Lease, Assignee, by its acceptance hereof, hereby assumes and agrees to perform all of the responsibilities and obligations of the landlord or lessor under the Lease arising and accruing under said Lease from and after the date of this instrument. Assignee hereby agrees to defend, indemnify and hold Assignor harmless from and against any breach, violation or non-performance on the part of Assignee of any covenants or conditions of the Lease arising or accruing from and after the date hereof.
     This Assignment and Assumption of Lease shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
     Executed under seal, this the 19th day of April, 2006

ASSIGNOR WHIPPLE DEVELOPMENT CORPORATION
By:	/s/ Marie M. Cole
Marie M. Cole, Vice President

(signatures continued on next page)

ASSIGNEE

EBANK MORTGAGE, LLC, a Georgia
limited liability company

By:	/s/ Lucien J. Barrette
LUCIEN J. BARRETTE, PRESIDENT

CONSENT TO BY LANDLORD:

2401 LAKE PARK DRIVE
ASSOCIATES, L.P.

BY: 2401 LAKE PARK DRIVE
HOLDING CORP., ITS SOLE
GENERAL PARTNER

BY:	/s/ Edward L. Terry EDWARD L. TERRY, PRESIDENT